                                                                    EXHIBIT 4.10

                AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT

         THIS AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT (this "Amendment") dated as of June 26, 2003, is entered into among YORK RECEIVABLES FUNDING LLC (the "Seller"), YORK INTERNATIONAL CORPORATION, as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), THE MEMBERS OF THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY THERETO (the "Purchaser Groups"), and PNC BANK, NATIONAL ASSOCIATION, as Administrator (the "Administrator").

                                    RECITALS

         The Seller, the Servicer, the Purchaser Groups and Administrator are parties to the Receivables Purchase Agreement dated as of December 21, 2001 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement"); and

         The parties hereto desire to amend the Agreement as hereinafter set forth.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Exhibit I to the Agreement shall have the same meanings herein as therein defined.

         2.       Amendments to the Agreement.

                  2.1 Schedule II to the Agreement is hereby amended and restated in its entirety as set forth in Annex A attached hereto.

         3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Administrator and each member of the various Purchaser Groups from time to time party thereto as follows:

                  (a) Representations and Warranties. Except as expressly disclosed in the waiver letter dated as of May 19, 2003, the representations and warranties contained in Exhibit III of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date); provided, that the Seller and the Servicer are hereby confirming only their own respective representations and warranties contained in Exhibit III of the Agreement.

                  (b) Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its organizational powers and have been duly authorized by all necessary organizational action on each of its parts. This Amendment and the Agreement, as amended hereby, are each of the Seller's and the Servicer's valid and legally binding obligations, enforceable in accordance with its terms.

                  (c) No Default. Except as expressly disclosed in the waiver letter dated as of the date hereof, both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

         4. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to "this Agreement", "hereof", "herein" or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

         5. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrator of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto, in form and substance satisfactory to the Administrator in its sole discretion.

         6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to any otherwise applicable principles of conflicts of law).

         8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                           YORK RECEIVABLES FUNDING LLC

                                           By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                           YORK INTERNATIONAL CORPORATION,
                                           as Servicer

                                           By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                                   Amendment No. 3 to RPA (York)

                                           PNC BANK, NATIONAL ASSOCIATION,
                                           as Administrator

                                           By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                           MARKET STREET FUNDING CORPORATION,
                                           as a Conduit Purchaser and a Related
                                           Committed Purchaser

                                           By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                                   Amendment No. 3 to RPA (York)

                                           LIBERTY STREET FUNDING CORP., as a
                                           Conduit Purchaser and a Related
                                           Committed Purchaser

                                           By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                                   Amendment No. 3 to RPA (York)

                                           PNC BANK, NATIONAL ASSOCIATION,
                                           as Market Street Purchaser Agent

                                           By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                                   Amendment No. 3 to RPA (York)

                                           THE BANK OF NOVA SCOTIA,
                                           as Liberty Street Purchaser Agent

                                           By: _______________________________
                                           Name: _____________________________
                                           Title: ____________________________

                                                   Amendment No. 3 to RPA (York)